Exhibit 99.1

Genius Brands Signs 20-Year Deal with Disney and Marvel Studios to License “Stan Lee” for Use in Future Feature Films, Television Productions, Disney Theme Parks and Merchandise

Beverly Hills, CA – May 18, 2022 – “Stan Lee Universe,” Genius Brands International’s “Genius Brands” (NASDAQ: GNUS) controlled venture with POW! Entertainment has signed a 20-year deal with Marvel Studios to license the name and likeness of Stan Lee for future feature films and television productions, as well as use in Disney theme parks worldwide and merchandise.

“We are proud to be the stewards of the incredibly valuable rights to Stan Lee’s name, likeness, merchandise, and intellectual property brand,” said Andy Heyward, Chairman & CEO of Genius Brands. “And, there is no place better place than Marvel and Disney where Stan should be for his movies and theme park experiences. As we enter the centennial year of Stan’s birthday, December 28, 2022, and prepare to introduce never before seen Stan Lee IP, we are thrilled to see his memory and legacy will continue to delight fans through this new long term agreement with Disney and Marvel.”

Under the terms of the deal, Marvel Studios will have permission to use Stan Lee’s name, voice, likeness and signature in movies and television projects, as well as use images, existing footage and existing audio recordings featuring Stan. Exclusive rights to use Stan Lee’s name, voice, likeness and signature in theme parks, water parks, resorts and cruise lines and in-park merchandise were included for Disney as part of the deal.

“As Stan’s longtime business partner and friend, I’m looking forward to commemorating his work in this new way,” said Gill Champion, President of POW! Entertainment. “Building a connection with his fans is important to us and it’s a privilege to get to do that on his behalf.”

Stan is one of the most prolific and legendary comic creators of all time. As Marvel's editor-in-chief, Stan "The Man" Lee helped build a universe of interlocking continuity, one where fans felt as if they could turn a street corner and run into a super hero from Spider-Man to the Fantastic Four, Thor, Iron Man, the Hulk, the X-Men, and more. Stan went on to become Marvel’s editorial director and publisher in 1972, and was eventually named chairman emeritus.

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Stan also appeared in some of the most popular films of all time. His well-known cameos in Marvel films began in the 1989 telefilm The Trial of the Incredible Hulk. After the release of X-Men in 2000, he appeared in nearly every Marvel film and television project until his passing in 2018.

Among Stan’s many awards is the National Medal of Arts, awarded by President Bush in 2008, and the Disney Legends Award, received in 2017. He was also inducted into the comic industry’s Will Eisner Award Hall of Fame and Jack Kirby Hall of Fame.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s IP portfolio of family-friendly content features the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal, coming to Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Netflix; Llama Llama, starring Jennifer Garner, on Netflix and more.  Recently, Genius Brands entered into an agreement to acquire Canada’s WOW! Unlimited Media (TSX-V: WOW), which includes 2,500 channels under the Channel Federator Network, and has also made a strategic investment in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s largest distributors and broadcasters of high-quality programs for children and families.

Genius Brands’ Kartoon Channel! is a globally distributed entertainment platform with 100% penetration in the U.S. television market and international expansion with launches in key markets around the world. The channel is available in the U.S. via a broad range of distribution platforms, including Comcast, Cox, DISH,  Amazon Prime, Amazon Fire, Apple TV, Apple iOS, Android TV, Android Mobil, Google Play, Roku, YouTube, KartoonChannel.com, Samsung Smart and LG TVs, the JetBlue Inflight platform and more. Genius Brands will soon launch the subscription-based Kartoon Channel! Kidaverse, featuring metaversal content and over 15,000 animated titles.

For additional information, please visit www.gnusbrands.com.

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MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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